                                                           Exhibit 10.52


              SEVERANCE AGREEMENT AND FULL GENERAL RELEASE

     This Severance Agreement and Full General Release ("Agreement") is made and entered into on this 16th day of December, 1998, by and between Advanced Communications Group, Inc. ("Company"), a Delaware corporation, and Richard
P. Anthony ("Executive").

     WHEREAS, Executive was employed by Company under the terms of an Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit A ("Exhibit A" or the "Employment Agreement). Unless otherwise defined herein, capitalized terms herein shall have the same meanings as in the Employment Agreement; and

     WHEREAS, Executive's employment with Company ended on November 9, 1998, under Section 6.1 (f) of the Employment Agreement; and

     WHEREAS, Company and Executive wish to settle any disputes existing between them.

     NOW THEREFORE, in consideration of the mutual promises, agreements and releases contained in this Agreement, the parties agree as follows:

     A.  COMPANY'S AGREEMENT

     Except as specifically provided under the terms of this Agreement, all other obligations of Company under the Employment Agreement shall cease. In exchange for this Agreement, Company agrees to provide Executive the following benefits, beginning upon the Effective Date of this Agreement as provided under Section E hereof:

     1. Two Hundred Fifty Thousand Dollars ($250,000.00), payable in a lump sum on the Effective Date of this Agreement in satisfaction of the Company's obligation to pay Executive his Base Salary for a one (1) year period under Section 6.1(f) of the Employment Agreement;

     2. The transfer of ownership to Executive of the Company computer currently in Executive's possession;

     3. The right to exercise the Three-Hundred Fifty Thousand (350,000) Remaining Options, which Company acknowledges are fully vested, according to the terms of an amendment to Company's Nonqualified Stock Option Agreement by and between the Company and Executive and dated as of the date of the Agreement ("NSO Agreement"), a copy of which amendment is attached hereto as Exhibit B; and

     4. The right to exercise the One Hundred Fifty Thousand (150,000) Three-Month Options awarded in Section 3.4 of the Employment Agreement through November 8, 2001;

     5. Through November 8, 1999, Company-paid health insurance under the terms of a group health insurance plan of Company; and

     6. One-Hundred Four Thousand One Hundred Twenty-Five Dollars ($104,125.00) as severance, payable within five (5) business days following the Effective Date of this Agreement.

         The procedure for Executive exercising the Three-Month Options and the Remaining Options shall be that procedure set forth in the NSO Agreement, as amended by this Agreement. All payments made under this Agreement will be by check payable to Executive or by direct deposit to an account designated in writing by Executive.

     B.  EXECUTIVE'S AGREEMENTS

     1.  FULL AND GENERAL RELEASE OF LIABILITY

         Executive hereby releases Company and its officers, directors, employees, agents, insurers, successors, parents, subsidiaries, partnerships, joint ventures, and all affiliated companies (the "Released Parties") from any and all claims and demands of any kind, known or unknown, which he may have against Company or any of the Released Parties as of the date he signs this Agreement, or which he may have had at any time before the date of signing. Executive understands that he is releasing Company and all of the Released Parties, to the maximum extent permissible by law, from any liability which Executive believes Company or any of the Released Parties may have had to him, at any time up to and including the date he signs this Agreement. This release includes a waiver (a giving up of) any legal rights or claims Executive may have or may have had, including claims of race, color, national origin, sex or gender, age, or disability discrimination, arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Civil Rights Act of 1866 (Section 1981), the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act, the Family and Medical Leave Act of 1993, the Missouri Service Letter Statute, the Missouri Human Rights Act, the Texas Employment Discrimination Law, the Employment Agreement, and under any other federal, state or local statute, regulation, or the common law of any state, including but not limited to any and all claims in tort or contract, to the maximum extent permitted by applicable law, except as otherwise specifically provided in this Agreement. This release shall not preclude Executive from being indemnified by Company with respect to his acts or omissions on behalf of Company during his employment by Company.

         Company hereby releases Executive from any and all claims and demands of any kind, known or unknown, which Company may have had against Executive as of the date Company signs this Agreement, or which Company may have had at any time before the date of signing, to the maximum extent permitted by applicable law.

     2.  RESIGNATION FROM COMPANY AND AFFILIATES

         (a) Executive agrees his employment with Company was terminated as of November 9, 1998. Executive further agrees to voluntarily resign as an officer, chairman, and as a member of the Board of Directors of any subsidiary or affiliate of Company (including, but not limited to, KIN Network, Inc. and Liberty Cellular, Inc.). Executive will resign from the Board of Directors of Company on the Effective Date of this Agreement. Such resignation shall be in the form attached hereto as Exhibit C-1 and Exhibit C-2 shall be executed by Executive, and a signed original of such resignation shall be returned to counsel for Company (as set forth in Section E) with the signed original of this Agreement and of the NSO Agreement.

         (b) Executive acknowledges he is not entitled to future employment with or to provide consulting services to Company or to its successors, assigns, subsidiaries or affiliates, except as provided for in this Agreement.

         (c) Executive acknowledges that as of the Effective Date, Executive has filed or caused to be filed all reports required to be filed under Section 16 of the Exchange Act of 1934, as amended, and that he has not engaged in any transactions which would require the filing of Form 4 by February 15, 1999. Executive agrees that he will promptly inform Company if he engages in a transaction in Company's Common Stock which, because of transactions prior to the date hereof, would require the filing of a Form 4 or Form 5.

     3.  ADEQUACY OF CONSIDERATION

     Executive acknowledges that the benefits provided by Company under this Agreement are adequate consideration for Executive's execution of this Agreement and all attachments hereto, and further acknowledges that the sum is in excess of any amounts to which he may otherwise be entitled under existing policies or practices of Company or under the Employment Agreement.

     4.  SURVIVING OBLIGATIONS UNDER EMPLOYMENT AGREEMENT

         (a) Executive understands and agrees that all obligations of Company under the Employment Agreement have been released, other than as expressly set forth in this Agreement. Notwithstanding that Company's obligations have been released, Executive agrees that, in accordance with Section 6.2 of the Employment Agreement, he is not relieved of any continuing obligations at cessation of his employment expressly provided for in the Employment Agreement, including, but not limited to, those set forth in Section 5 (Protection of Confidential Information and Executive Non-

              Competition). Executive agrees that the provisions of Section
              5.1 shall apply for three (3) years following the Effective Date of this Agreement and the provisions of Section 5.5(ii) shall apply for one (1) year following the Effective Date of this Agreement. Company acknowledges that the provisions of
              Section 5.5(i) and (iii) of the Employment Agreement shall terminate upon the Effective Date of this Agreement.

         (b) Executive agrees that as of the Effective Date, he shall return all Company property not previously returned to Company, pursuant to Section 7 of the Employment Agreement.

         (c) Executive shall not take any action inconsistent with Executive's relationship and responsibilities as a current Board member or as a former employee and executive of Company and its subsidiaries and affiliates, or take any action which is intended, or may be reasonably expected, to harm the reputation, business, prospects, or operations of Company or its subsidiaries or affiliates, including, but not limited to, making any disparaging remarks about Company, its subsidiaries and affiliates, and their respective officers, directors or employees. To that end, Executive shall continue to (i) cooperate and assist in the orderly transition of management when reasonably requested by Company or its subsidiaries or affiliates including execution of any minutes or other appropriate documents, and (ii) cooperate and assist Company and its subsidiaries and affiliates in any pending, threatened or new litigation, and in any investigation or audit by any governmental entity, including but not limited to, providing truthful information to Company (and its subsidiaries or affiliates) representatives, Company (and its subsidiaries or affiliates) attorneys, and governmental investigators (if required by applicable law). Company shall make reasonable efforts to prevent disparaging remarks about Executive. Executive agrees not to make disparaging remarks about the Company, its officers, directors or employees or with regard to his association with Company.

              (d) Company agrees not to release or make public any information referring directly or indirectly to the reasons for the Executive's termination of employment as an employee and officer or his resignation as a director or to the terms of this Agreement, except as may be required by applicable law or regulation or pursuant to any securities exchange or stock exchange rule or regulation or in connection with any lawsuit or arbitration proceeding. Without in any manner limiting the right of the Company to make the disclosures it is required to make as set forth in the immediately preceding sentence and anything to the contrary herein notwithstanding, Executive acknowledges and agrees that the Company is required to, and the Company will (i) issue a press release announcing
              Employee's resignation from the Board, (ii) file the Agreement as an exhibit to filings the Company is required to make pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the
              "Exchange Act") and the rules promulgated thereunder, (iii) file the Agreement as an exhibit to filings the Company may make pursuant to the Securities Act of 1933, as amended, and
              (iv) describe the terms of the Agreement (x) in the Company's proxy statement for its 1999 Annual Meeting as required by
              Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder and (y) in the Company's
              Annual Report on Form 10-K for the fiscal year ending 1998 as required by Section 13 of the Exchange Act and the rules and regulations promulgated thereunder.


     C.  NO ADMISSION OF LIABILITY

     Executive acknowledges that this Agreement shall not in any way be construed as an admission of any liability on the part of Company, its subsidiaries, affiliates, officers, directors, or employees and that all such liability is expressly denied by Company and such individuals and entities.

     D.  VOLUNTARY NATURE OF AGREEMENT AND ADVICE OF COUNSEL

     Executive acknowledges that he has read this Agreement and any attached exhibits, understands their terms, and signs the Agreement voluntarily of his own free will, without coercion or duress, and with full understanding of the significance and binding effect of the Agreement. Executive is hereby advised to consult with his attorney before signing this Agreement.

     E.  CONSIDERATION PERIOD AND REVOCATION

     Executive received this Agreement on December 16, 1998. Executive acknowledges that he has had a reasonable period of time, and has had adequate opportunity, to consider the terms of the Agreement and whether to enter into the Agreement. Executive has twenty-one (21) calendar days, after the date Executive received the Agreement, within which to consider the Agreement, although he may sign and return it sooner if he desires. Executive may revoke the Agreement, by delivering a written notice of revocation to Albert S. Rose, Esquire, Blackwell Sanders
     Peper Martin, LLP, 720 Olive Street, Suite 2400, St. Louis, Missouri 63101, within seven (7) calendar days after Executive signs the Agreement. The Agreement will become effective and enforceable immediately after the seven (7) day revocation period expires (the "Effective Date"), if Executive has not revoked this Agreement prior to that time. Exhibits B and C to this Agreement must be executed and not revoked by Executive for this Agreement or Exhibits B and C to be effective and enforceable.

     F.  BINDING EFFECT

     This Agreement will be binding upon Executive and his heirs, administrators, representatives, executors, successors and assigns, and will inure to the benefit of

     Company and its successors and assigns, except any services may only be performed by Executive.

     G.  NO LIENS

     Executive represents and warrants that there are no existing or outstanding attorneys' liens or other liens which are not extinguished or satisfied by the execution of this Agreement. Executive agrees to indemnify and hold harmless Company for any liability in connection with such liens.

     H.  REMEDIES FOR BREACH

     If Executive breaches any term of this Agreement, any payments under this Agreement which would otherwise become payable subsequent to the date of such breach, shall cease and terminate, and in the event any such payments have been prepaid, any amount so prepaid shall be immediately returned to the Company. Company may also pursue any other remedies available at law and equity, including, but not limited to, recovery of its costs and attorneys' fees.

     I.  GOVERNING LAW

     This Agreement will be interpreted and enforced in accordance with the laws of the State of Missouri, without giving effect to the conflict of law provisions thereof.

     J.  SEVERABILITY

     Should any provision of this Agreement be declared or determined by a court of competent jurisdiction or arbitrator, as the case may be, to be invalid or otherwise unenforceable, the remaining parts, terms and provisions shall continue to be valid, legal and enforceable, and will be performed and enforced to the fullest extent permitted by law.

     K.  COMPLETE AGREEMENT

     Except as provided for herein, this Agreement (which includes Exhibits A, B and C) contains the entire agreement between Executive and Company and supersedes all prior agreements or understandings between them on the subject matters of this Agreement. No change or waiver of any part of the Agreement will be valid unless in writing and signed by both Executive and Company. Except where the context requires a different interpretation to effectuate the purposes of this Agreement, the term "Agreement" means this Agreement and all exhibits to this Agreement.

     L.  MEDIATION AND ARBITRATION

     Actions by Company to enforce Section 5 of the Employment Agreement shall be in accordance with the provisions set forth in Section 5.7 of the Employment Agreement. Actions by Company to enforce Section 7 of the Employment Agreement shall be through court action in a court of competent jurisdiction, unless otherwise agreed to by Company. Except for actions by Company seeking to enforce the provisions of Sections 5 or 7 of the Employment Agreement, any dispute, controversy, or claim brought by Company or Executive concerning or related to this Agreement (inclusive of all exhibits hereto), shall be settled in the following manner. One party shall notify the other party in writing that there is a dispute, controversy, or claim, and shall provide fifteen (15) days' notice to the other party to resolve such dispute, controversy, or claim. If the dispute, controversy, or claim is not resolved in such fifteen (15) day period, the party initiating the dispute, controversy or claim shall obtain a list of three (3) mediators from U.S. Arbitration & Mediation Midwest, Inc. or its successor. Each party, beginning with the party initiating the dispute, controversy, or claim, shall strike one mediator from the list. The remaining mediator shall then be contacted to schedule a mediation in St. Louis, Missouri or such other place as is agreed upon by the parties. If the mediation is unsuccessful in resolving the dispute, controversy, or claim, such matter shall then be resolved by binding arbitration in St. Louis, Missouri or such other place as is agreed upon by the parties, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement. The cost of the mediation and arbitration shall be borne equally by the parties; attorneys' fees and witness expenses shall be borne by the party incurring them.

     M.  COOPERATION

         Each party agrees to reasonably cooperate with the other party or their agents in taking all steps necessary to effectuate the purposes of this Agreement and any exhibits to this Agreement, including but not limited to, executing documents and providing information when reasonably requested by the other party.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


Advanced Communications                   Richard P. Anthony
Group, Inc.

By /s/ James Cragg
   ---------------------                  /s/ Richard P. Anthony
------------------------                  ----------------------
Name    James Cragg
     -------------------
Title       EVP
     -------------------